Bear Stearns Active ETF Trust

Secretary’s Certificate
Concerning Joint Fidelity Bond

        I, Alexandra J. Sheller, hereby certify that I am the duly elected and qualified Secretary of Bear Stearns Active ETF Trust, a Delaware statutory trust (the “Trust”). I further certify, in such capacity and on behalf of the Trust, (1) that set forth below is a true, correct and complete copy of the resolutions duly adopted by the Board of Trustees of the Trust approving the amount and form of the fidelity bond adopted by vote of a majority of the members of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended) on the 17th day of December 2007; and (2) that said resolutions have not been amended, modified or revoked, are in full force and effect as of the date hereof, and are the only resolutions relating to the matters covered thereby:

        WHEREASit is proposed that the Trust purchase fidelity bond coverage written by National Union Fire Insurance Company (the “Fidelity Bond”) for a one-year period commencing no later than the effective date of the Trust’s registration statement on Form N-1A; and

        WHEREAS such Fidelity Bond will provide for joint coverage of the Trust and certain affiliated parties, including Bear Stearns Asset Management, Inc. as the Trust’s investment adviser (“BSAM”), as described in the Joint Insurance Agreement(s) in the form as presented to the Board at this Meeting;

        NOW THEREFORE, IT IS

        RESOLVED, that the Authorized Officers of the Trust and BSAM are authorized and directed to obtain the Fidelity Bond to provide coverage for each officer and employee of the Trust and BSAM who may singly, or jointly with others, have access to the securities or funds of the Trust, either directly or through authority to draw upon such funds or to direct generally the disposition of those securities, in that amount approved or ratified by the Board from time to time; and

        RESOLVED, that the Board, including all Independent Trustees, has determined that the form, terms and the amount of the Fidelity Bond (which is in the aggregate amount of $1,250,000 to cover, among others, Officers and employees of the Fund, in accordance with Rule 17g-1 under the 1940 Act), are reasonable, after reviewing the terms of the Fidelity Bond and having given due consideration to, among other things, the estimated value of the aggregate assets of the Trust, or its series, to which any person covered under the Fidelity Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of assets of the Trust or its series, and the nature of the securities held by the Trust or its series; and

        RESOLVED, that that the portion of the aggregate premium for the Fidelity Bond to be allocated to the Trust or its series will, in accord with the attached Joint Insurance Agreement, be based upon a comparison with the premium that would have been paid if the insurance coverage were purchased separately by the insured parties and is fair and reasonable to the Trust or its series, taking into consideration, among other things, the number of parties named as insureds, the nature of the business activities of such parties, the amount of the joint insured bond; the amount of the premium to be allocated among all parties as insureds; and the extent to which the share of the premium allocated to the Trust, or its series, is less than the premium that the Trust, or its series, would have had to pay if it had provided and maintained a single insured bond; and

        RESOLVED, that the Board, including a majority of the Independent Trustees, at least annually will review the Fidelity Bond to determine whether the Fidelity Bond is reasonable in form and amount; and

        RESOLVED, that the Authorized Officers of the Trust and BSAM be, and each of them acting alone hereby is, designated and directed to make the filings and give the notices required by Rule 17g-1 of the 1940 Act, including all filings and notices required by Rule 17g-1(g); and

        RESOLVED, that the initial filing of the Fidelity Bond on the SEC’s EDGAR system, to be made within ten (10) days of receipt by the Trust, may be made by Foley, the Trust’s special regulatory counsel, unless otherwise determined prior to the filing of the Fidelity Bond; and

        RESOLVED, that, provided that the Fidelity Bond is issued in the form, in the amount, and with the terms described, the Fidelity Bond is approved by the Board, including all Independent Trustees; and

        RESOLVED, that the Joint Insured Agreement with respect to the Fidelity Bond, in substantially the form as presented at the Meeting, be, and it hereby is, approved, subject to such changes as counsel shall recommend.

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        IN WITNESS WHEREOF, I have signed my name, on this 23 day of July, 2008.

/s/ Alexandra J. Sheller
Name: Alexandra J. Sheller
Title: Secretary